UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 8, 2010

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01              Regulation FD Disclosure.

On April 8, 2010, Six Flags, Inc. (the “Company”) and certain of its subsidiaries provided informational materials, the relevant portion of which is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1, in connection with the proposed modified $890.0 million first lien credit facility for Six Flags Theme Parks Inc.  Exhibit 99.1 is incorporated herein solely for purposes of this Item 7.01 disclosure.

The informational materials contain certain non-GAAP financial measures, as defined in Regulation G.  The reconciliation of some of these non-GAAP financial measures to the closest equivalent items presented in accordance with generally accepted accounting principles in the United States is contained in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on January 7, 2010.  The reconciliation of other non-GAAP financial measures is not available and the Company believes that such a reconciliation in accordance with Regulation G cannot be made available without impractical and unreasonable efforts and delays.  The informational materials contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01               Financial Statements and Exhibits.

(d)             Exhibits

99.1         Informational Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

	By:	/s/ James M. Coughlin
		Name:	James M. Coughlin
		Title:	General Counsel

Date: April 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Informational Materials